SOUTHWESTERN ELECTRIC POWER COMPANY      Exhibit 2
                           P.O. BOX 21106, SHREVEPORT, LA  71156    Page 1 of 3
TELEPHONE NUMBER (318) 222-2141

STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
AT ALLIANCE, NEBRASKA PER SWEPCO - PSO AGREEMENT

AUGUST 1995

A.  NUMBER OF RAIL CARS SERVICED

 SWEPCO    379       PSO    226

B.  AMOUNT OF EXPENDITURES:                       SHARED     SWEPCO      PSO

    COSTS ASSIGNED 100% TO SWEPCO:

1860.4001  Direct Material to SWEPCO Coal Cars             $206,721.22
1860.4018  Stores Salvage - SWEPCO                          $40,536.81
1860.4101  Direct Labor to SWEPCO Coal Cars                 $18,484.19
1860.4104  Direct Labor to Rework SWEPCO Material            $5,756.76
1860.4202  Ad Valorem Taxes - SWEPCO Coal Cars              $10,022.00
1860.4204  Ad Valorem Taxes - Facility - Direct - SWEPCO       $175.00
1860.4213 Employee Fringe Benefits - Direct Labor - SWEPCO $5,064.59 1860.4230 Payroll Taxes (FICA & UC) - Direct Labor - SWEPCO $1,938.86
1860.4238  Depreciation Expense - SWEPCO                    $10,604.00
1860.4263  Lease - Supplemental Expenses - SWEPCO                $0.00
1860.4270  Outside Maintenance of SWEPCO Coal Cars         ($11,376.29)
1860.4272  Switching Fees - SWEPCO                           $2,619.28
1860.4277  Repainting Coal Cars - SWEPCO                         $0.00

                 Total 100% SWEPCO Costs                   $290,546.42


    COSTS ASSIGNED 100% TO PSO:

1860.4002  Direct Material to PSO Coal Cars                          $87,778.45
1860.4015  Inventory Carrying Charges - PSO                           $3,088.25
1860.4019  Stores Salvage - PSO                                       $5,838.33
1860.4102  Direct Labor to PSO Coal Cars                             $11,521.70
1860.4103  Direct Labor to Rework PSO Material                        $6,855.05
1860.4205  Ad Valorem Taxes - Facility - Direct - PSO                   $103.00
1860.4214  Employee Fringe Benefits - Direct Labor - PSO              $3,839.52
1860.4231  Payroll Taxes (FICA & UC) - Direct Labor - PSO             $1,469.96
1860.4239  Depreciation Expense - PSO                                     $0.00
1860.4271  Outside Maintenance of PSO Coal Cars                         ($58.60)
1860.4273  Switching Fees - PSO                                       $1,753.30
1860.4278  Repainting Coal Cars - PSO                                     $0.00

                Total 100% PSO Costs                                $122,188.96

                                                                    Exhibit 2
                                                                   Page 2 of 3


    COSTS TO BE SHARED (Ratio of Direct Labor):   SHARED     SWEPCO      PSO


1860.4010  Shop Material                        $9,751.73
1860.4011  Small Tools                              $9.88
1860.4012  Facility Maintenance - Material      $2,615.34
1860.4013  Sale of Scrap (Cr.)                      $0.00
1860.4016  Switch Engine Operation and
             Maintenance                        $9,558.00
1860.4017  Equipment Operation and Maintenance  $5,620.88
1860.4020  Stores Salvage - Joint                   $0.00
1860.4110  Supervision                          $8,115.50
1860.4111  Clerical                             $3,700.23
1860.4112  Training and Safety                  $3,814.81
1860.4113  General Shop Labor                  $12,479.78
1860.4114  Facility Maintenance - Labor        $17,204.42
1860.4116  Switch Engine Operation and
             Maintenan                          $8,390.00
1860.4201  Ad Valorem Taxes - Facility          $3,289.00
1860.4203  Taxes - Other                        $1,234.00
1860.4206  Data Processing Charges                $574.40
1860.4207  General Office Overhead              $1,792.18
1860.4210  Employee Activities                    $784.32
1860.4211  Employee Expenses                       $65.14
1860.4212  Employee Fringe Benefits            $15,346.15
1860.4215  Employee Sick Benefits                   $0.00
1860.4220  Injuries and Damages                     $0.00
1860.4221  Insurance - Liability and Property       $2.86
1860.4225  Maintenance of Facilities
             (Contracted)                         $939.36
1860.4226  Office Supplies and Expenses           $334.30
1860.4232  Payroll Taxes (FICA & UC) - Other    $4,376.91
1860.4233  Special Services                         $0.00
1860.4234  Utilities - Heat, Light, Power and
             Water                              $4,672.16
1860.4235  Utilities - Telephone                  $431.01
1860.4236  Vehicle Expense                          $0.00
1860.4237  Depreciation Expense                     $0.00
1860.4250  Miscellaneous                            $0.00
1860.4262  Lease - Basic - All Except Coal
             Cars                              $32,962.00
1860.4264  Lease - Supplemental Expenses -
             Facility                               $0.00
               Total Costs Shared on Cost Ratio
                  (see computation below)-

         SWEPCO 56.88%  PSO    43.12%         $148,064.36
                                                            $84,219.01
                                                                     $63,845.35


         Capital Recovery on Capital Expenditures not
          Covered Under Lease Agreement (Cost Ratio)             $4,689.84


                     TOTAL COSTS FOR THE MONTH             $374,765.43
                                                               $190,724.15

                                                                     Exhibit 2
                                                                    Page 3 of 3


C. COMPUTATION OF COST RATIO:



101, 104 Direct Labor SWEPCO $24,240.95   56.88 %   SWEPCO

102, 103 Direct Labor PSO    $18,376.75   43.12 %   PSO

         Total Direct Labor  $42,617.70  100.00 %